Exhibit 10-Q(iii)

                             THIRD AMENDMENT TO THE
     PROFIT SHARING PLAN OF PRIORITY HEALTHCARE CORPORATION AND AFFILIATES

WHEREAS, Priority Healthcare Corporation (the "Company") established the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates (the "Plan") effective on January 1, 1999, in the Key Trust Company PRISM(R) Non Standardized Prototype Retirement Plan and Trust, as provided by the Trustee; and,

WHEREAS, the Company, effective as of April 1, 2000, desires to modify the minimum eligibility age requirement, in the Adoption Agreement, from age 21 to age 18.

NOW THEREFORE,

BE IT RESOLVED, that the Company, effective as of April 1, 2000, amends provisions of Item B.6.b. of the Adoption Agreement to provide as follows:

B. BASIC PLAN PROVISIONS:

     6.  ELIGIBILITY:

         An Employee covered by the Plan may become a Participant upon completion of the following eligibility requirements:

         b.  AGE:

                 i There shall be no minimum age requirement for an Employee to become a Participant.

              X ii The Employee must attain age 18 (not more than 21) to be a Participant in the Plan.

AND BE IT FURTHER RESOLVED, that except as AMENDED herein, all other provisions of the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR: PRIORITY HEALTHCARE CORPORATION

BY: /s/ Barbara J. Luttrell                DATED: 3-16-00
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TRUSTEE: KEYTRUST COMPANY NATIONAL ASSOCIATION


BY: /s/ George Newsham                     DATED: 3/23/2000
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                                   EXHIBIT A